EXHIBIT 5

                 Opinion of Shumaker Williams, P.C.

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                       SHUMAKER WILLIAM, P.C.
                          P. O. Box 88
                  Harrisburg, Pennsylvania 17108
                         (717) 763-1121




                              July 1, 1997



Frank W. Neubauer, President and CEO
MONOCACY BANCSHARES, INC.
222 East Baltimore Street
P.O. Box 491
Baltimore, MD  21787-0491


               RE:  Monocacy Bancshares, Inc. (the "Corporation")
                    Registration Statement Form S-8
                    Our File No. 637-97

Dear Mr. Neubauer:

     We have acted as Special Corporate Counsel to the Corporation in connection with preparation of the Corporation's
Registration Statement on Form S-8 relating to the Corporation's
1997 Independent Directors' Stock Option Plan (the "Plan").

     In connection with this matter, we, as counsel to the Corporation, have reviewed the following:

     1. the Pennsylvania Business Corporation Law of 1988, as amended;

     2.  the Corporation's Articles of Incorporation;
     3.  the Corporation's By-Laws;
     4. Resolutions adopted by the Corporation's Board of Directors on April 28, 1997 and May 27, 1997; and
     5.  the Plan.


     Based upon such review, it is our opinion that the Corporation's common stock, $5.00 par value, (the "Common Stock") issuable under the Plan, when and as issued in accordance with the provisions of the Plan, will be duly and validly issued, fully paid and nonassessable. In giving the foregoing opinion, we have assumed that the Corporation will have, at the time of the issuance of Common Stock under the Plan, a sufficient number of authorized shares available for issue.

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Frank W. Neubauer, President and CEO
MONOCACY BANCSHARES, INC.
July 1, 1997
Page 2


     We hereby consent to the use of this opinion as an exhibit to the Corporation's Registration Statement on Form S-8.

                              Very truly yours,


                           By /s/ Nicholas Bybel, Jr.
                              -----------------------
                              Nicholas Bybel, Jr.

NB/tb:72863